Exhibit 10.3

AMENDMENT TO TRANSLOADING SERVICES

AGREEMENT BETWEEN ASSOCIATED ENERGY SERVICES, LP

AND MARLIN LOGISTICS, LLC

This Amendment to Transloading Services Agreement (“Amendment”) is made and entered into effective as of the 27th day of February, 2015 (the “Execution Date”), by and between Marlin Logistics, LLC (“Marlin”) and Associated Energy Services, LP (“AES”). Hereinafter Marlin and AES may sometimes be collective referred to as the “Parties” and individually as a “Party.”

WITNESSETH

WHEREAS, Marlin and AES are parties to that certain Transloading Services Agreement (“Agreement”) entered into by the Parties, dated as of July 31, 2013, covering the Wildcat Transloading Facility;

WHEREAS, Marlin and AES now desire to amend the Agreement in certain respects;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.2	This Agreement shall remain in full force and effect until February 27, 2020 (the “Initial Term”), and shall automatically renew from year to year thereafter (each an “Extension Period”) until terminated by either Party as of the end of the Initial Term, or any Extension Period thereafter, on no less than one hundred eighty (180) days advance written notice prior to the end of the Initial Term or any Extension Period thereafter. The Initial Term and all Extension Periods, if any, shall be referred to in this Agreement collectively as the “Term.”

2. All capitalized words that are not defined herein shall have the meaning ascribed to them in the Agreement. Except as modified and amended herein, the remaining terms and provisions of the Agreement shall remain in full force and effect

3. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original agreement upon the signature by each of the Parties on at least one counterpart, but all of which shall be deemed to be one and the same document. Delivery of an executed version of this Agreement by facsimile transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

Marlin: Marlin Logistics, LLC		AES: Associated Energy Services, LP

By: Spark Energy Holdings, LLC its general partner

By:	/s/ W. Keith Maxwell, III	By:	/s/ W. Keith Maxwell, III
Name: W. Keith Maxwell, III		Name: W. Keith Maxwell, III
Title: President and Chief Executive Officer		Title: Chief Executive Officer

SIGNATURE PAGE TO

AMENDMENT TO TRANSLOADING SERVICES AGREEMENT